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                                                                EXHIBIT 23.14

                                                                CONFORMED COPY
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                    CONSENT OF BT ALEX. BROWN INCORPORATED

     We hereby consent to the (i) use of our opinion letter dated October 23, 1997 to the Board of Directors of Universal Outdoor Holdings, Inc. (the "Company") included in annex II to the Proxy Statement/Prospectus relating to the proposed merger of the Company and Clear Channel Communications, Inc., and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Proxy Statement/Prospectus within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                BT ALEX. BROWN INCORPORATED

                                  By /s/ Charles J. Carey
                                     ----------------------------
                                     Name: Charles J. Carey

                                     Principal
                                     ----------------------------
                                     Title

January 5, 1998